Exhibit 10.2

IRREVOCABLE VOTING AGREEMENT AND CONVERSION INSTRUCTIONS

____, 2026

Vstock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Orangekloud Technology Inc.

70 Bendemeer Road

#04-04 Luzerne

Singapore 339940

Re: Orangekloud Technology Inc.

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Exchange of Securities, dated as of August __, 2026 (the “Exchange Agreement”), by and among Orangekloud Technology Inc. (the “Company”), Orbis Technology Limited (“Orbis”) and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement, including “Closing”, Transactions” and the “Reverse Split.”

In connection with the transactions contemplated by the Exchange Agreement and pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, the holder of Class B Ordinary Shares listed on the signature page hereto hereby irrevocably:

A.	elects to convert (the “Conversion”), effective as of and conditioned upon the Closing, all Class B Ordinary Shares held by such holder (whether held as of the date hereof or acquired afterwards) into Class A Ordinary Shares of the Company, and irrevocably instructs the transfer agent and the Company to undertake all actions to effect such Conversion at or immediately prior to the Closing. The number of Class A Ordinary Shares issuable upon such Conversion shall be subject to equitable adjustment for the Reverse Split and any other reclassification, recapitalization, stock split, combination or similar transaction effected by the Company prior to the Closing, in accordance with the Exchange Agreement and the Company’s Amended and Restated Memorandum and Articles of Association;

B.	agrees to vote all Class A Ordinary Shares and all Class B Ordinary Shares held by it (whether held as of the date hereof or acquired afterwards) in favor of all of the Transactions that are put before the Company’s shareholders (or to provide its written consent for all matters that the Exchange Agreement contemplates obtaining the written consent of the Company shareholders), and such holder agrees not to take any action, voter for any proposal or provide its written consent for any proposal that would have the effect of frustrating or preventing the Transactions; and

C.	agrees not to transfer any of its Class A Ordinary Shares or Class B Ordinary Shares held by it (whether held as of the date hereof or acquired afterwards) to any person, unless such person has delivered to the Company and Orbis a copy of these Irrevocable Voting Agreement and Conversion Instructions signed by such person.

1

By executing this letter, the undersigned hereby

1.	Irrevocably agrees and acknowledges that all Class B Ordinary Shares held by such holder shall be converted into Class A Ordinary Shares effective as of, and conditioned upon the occurrence of, the Closing in accordance with the Company’s Amended and Restated Memorandum and Articles of Association.

2.	Irrevocably authorizes and directs the Company and its transfer agent to take all actions necessary to effect such conversion.

3.	Agrees that these instructions are irrevocable and may not be withdrawn, revoked, or modified without the prior written consent of each of the Company and Orbis.

4.	Agrees to execute and deliver any additional documents reasonably requested by the Company or its transfer agent to effectuate the conversion described herein.

5.	Acknowledges and agrees that the Class A Ordinary Shares issuable upon such conversion may be issued in book-entry form on the books and records of the Company and its transfer agent, and that no physical certificate need be issued unless otherwise required by the Company.

These Irrevocable Voting Agreement and Conversion Instructions shall be binding upon each holder listed on Schedule A and its respective successors and assigns. These Irrevocable Voting Agreement and Conversion Instructions shall expire upon the earlier of (i) the Closing and the Conversion and (ii) the termination of the Exchange Agreement pursuant to its terms.

The undersigned recognizes that each of the Company and Orbis consider the issuance of these Irrevocable Voting Agreement and Conversion Instructions to be a condition precedent to entering into the Exchange Agreement, and the undersigned has an interest in the successful completion of the transactions set out in the Exchange Agreement. The undersigned acknowledges that each of the Company and Orbis is relying upon these Irrevocable Voting Agreement and Conversion Instructions.

2